Exhibit 99.2

For Immediate Release

March 13, 2019

urban-gro Acquires Impact Engineering, d/b/a

 Grow2Guys, a Leading Cannabis-Focused MEP Engineering Firm

Systems Design and Building Design Solutions Provide Fully Integrated

Building Efficiency and Optimization

LAFAYETTE, CO., March 13, 2019 -- urban-gro, a leading cultivation systems integrator and agricultural technology company for commercial cannabis cultivators around the world, today announced the completion of its first acquisition, Denver-based Impact Engineering Inc., a full-service mechanical, electrical, and plumbing engineering (“MEP”) company that has operated in the cannabis industry for the last four years as “Grow2Guys.”

By combining strengths, urban-gro and Grow2Guys will continue to deliver value to investors and building owners through a coordinated design focus on high-performance cultivation facilities. The acquisition allows urban-gro to effectively engage customers much earlier during the building design stage.  The consolidation allows us to now offer the market a united team highly experienced in the end-to-end design and delivery of optimized cultivation systems.

"Investors and commercial cultivators tell us that they value our coordinated efforts,” says urban-gro CEO Brad Nattrass. “By combining urban-gro’s smart design and technology with Grow2Guys’ experience in building engineering solutions, we are strengthening our delivery of high-performance cultivation facilities.”

“Having provided mechanical engineering solutions for over 300 cultivation facilities, we are proud to combine our expertise with urban-gro’s agricultural solutions to ensure cultivators' systems needs are harmonized with the building’s mechanical, electrical, and plumbing systems. This joining of forces is a testament to the maturation and legitimization of the cannabis industry,” says Brian Zimmerman. President and founder of Grow2Guys. “We look forward to providing cultivators and building owners with a holistic approach to the design of both cultivation and building systems.”

While urban-gro has acquired Grow2Guys for coordinated building and cultivations systems design, the Company will continue to work with and develop new relationships and collaborate with regional MEP engineering firms across North America. Grow2Guys will not compete directly with other MEP firms with which urban-gro has a relationship.

ABOUT URBAN-GRO

Urban-gro is a leading systems integrator and agriculture technology firm focused on serving commercial cultivators around the world. The company’s ag tech division, Soleil Technologies, delivers data-driven micro climate intelligence using high-density sense and control technology to improve crop quality, consistency, and operational efficacies. urban-gro helps cultivators achieve sustainable scalability via innovative solutions that drive down costs, increase economic yield and reduce environmental impact. By combining its design and integration services, industry-leading suite of cultivation equipment and crop management products, and proprietary technology solutions, urban-gro provides integrated solutions for today’s commercial cannabis cultivators to efficiently manage and optimize their cultivation operations. urban-gro is recognized as one of the cannabis industry’s fastest growing systems integration and agricultural technology companies. Visit www.urban-gro.com and www.soleiltech.ag to learn more.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by us with the U.S. Securities and Exchange Commission (SEC).  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. Among other matters, we not be able to sustain growth or achieve profitability based upon many factors including, but not limited to, general market conditions. Reference is hereby made to cautionary statements set forth in our most recent SEC filings. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term.  Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time.

For media inquiries, please contact:

Press Contacts:
McKenna Miller

KCSA Strategic Communications
mmiller@kcsa.com
786-390-2644 / 347-487-6197

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